EXHIBIT (12)

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                            THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                          Computation of Ratio of Earnings to Fixed Charges
                          -------------------------------------------------
                                        Millions of Dollars


                                                                                    Years Ended June 30
                                                        ---------------------------------------------------
                                                        1993       1994       1995       1996       1997
                                                        ------     ------     ------     ------     ------
EARNINGS AS DEFINED
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Earnings from operations before income taxes
    after eliminating undistributed earnings
    of equity method investees                          $  294     $3,307     $4,022     $4,695     $5,274

  Fixed charges, excluding capitalized interest            631        569        571        576        534
                                                        ------     ------     ------     ------     ------

    TOTAL EARNINGS, AS DEFINED                          $  925     $3,876     $4,593     $5,271     $5,808
                                                        ======     ======     ======     ======     ======

FIXED CHARGES, AS DEFINED
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  Interest expense (including capitalized interest)     $  577     $  501     $  511     $  493     $  457
  1/3 of rental expense                                     79         87         83         92         77
                                                        ------     ------     ------     ------     ------

    TOTAL FIXED CHARGES, AS DEFINED                     $  656     $  588     $  594     $  585     $  534
                                                        ======     ======     ======     ======     ======

    RATIO OF EARNINGS TO FIXED CHARGES                     1.4        6.6        7.7        9.0       10.9
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